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                                                                       Exhibit 5
                                                                       ---------

                                         July 27, 2000

American Power
Conversion Corporation
132 Fairgrounds Road
West Kingston, Rhode Island 02892

     Re:  S-3 Registration Statement
          --------------------------

Ladies and Gentlemen:

     We are counsel to American Power Conversion Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the sale to the public of up to 84,955 shares of the Company's common stock (the "Common Stock"), $.01 par value per share (the "Shares"), all of which may be sold by certain selling stockholders of the Company as set forth in the Registration Statement.

  We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

  We are only members of the bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

  Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                              Very truly yours,



                               /s/ Testa, Hurwitz & Thibeault, LLP
                              TESTA, HURWITZ & THIBEAULT, LLP